August 3, 2016

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: MabVax Therapeutics Holdings, Inc., Form S-1 Registration Statement (File No. 333-211421)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Mabvax Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission.

The Registration Statement pertains to an underwritten offering (the “Offering”) and relates to the issuance and sale by the Company of shares of common stock (each, a “Common Share”), par value $0.01 per share, of the Company (“Common Stock”), shares of the Company’s Series F Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares” and, collectively with the Common Shares, the “Shares”), Class A Warrants to purchase shares of Common Stock (the “Class A Warrants”) and Class B Warrants to purchase shares of Common Stock (the “Class B Warrants” and, collectively with the Class A Warrants, the “Warrants”).   The Registration Statement also covers shares of Common Stock issuable from time to time upon conversion of the Preferred Shares (the “Conversion Shares”) and upon exercise of the Warrants (the “Warrant Shares”).  We understand that the Shares and Warrants are to be sold as described in the Registration Statement.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.    the issuance and sale of the Shares and the Warrants has been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Shares and Warrants will be validly issued, fully paid and non-assessable;

2.    the issuance and sale of the Warrants has been duly authorized, and when issued and sold in the manner described in the Registration Statement, the Warrants will be validly issued and will constitute the valid and binding obligations of the Company in accordance with the terms thereof, and the Warrant Shares have been duly authorized and, when issued in the manner described in the Registration Statement and in accordance with the terms and conditions of the Warrants (including the due payment of any exercise price therefor specified in the Warrants) the Warrant Shares will be validly issued, fully paid and non-assessable; and

3.              the issuance and sale of the Preferred Shares has been duly authorized, and when issued and sold in the manner described in the Registration Statement, the Preferred Shares will be validly issued and will constitute the valid and binding obligations of the Company in accordance with the terms thereof, and the Conversion Shares have been duly authorized and, when issued in the manner described in the Registration Statement and in accordance with the terms and conditions of the Certificate of Designations, Preferences and Rights of the  0% Series F Convertible Preferred Stock of the Company, the Conversion Shares will be validly issued, fully paid and non-assessable

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law (based solely upon our review of a standard compilation thereof) as in effect as of the date hereof.  This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

Sichenzia Ross Friedman Ference LLP